UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

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UMH Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant’s telephone number, including area code:	(732) 577-9997

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On April 24, 2019, UMH Properties, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and J.P. Morgan Securities, LLC, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to issue and sell 3,600,000 shares (the “Shares”) of the Company’s 6.75% Series C Cumulative Redeemable Preferred Stock, par value $0.10 per share, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”), in an underwritten public offering.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day overallotment option to purchase up to an additional 400,000 shares of the Company’s Series C Preferred Stock.  The offering is expected to close on or about April 29, 2019.

On April 26, 2019, the Underwriters exercised their overallotment option in full, electing to purchase an additional 400,000 shares of Series C Preferred Stock.

The Company’s total net proceeds from the sale of the 4,000,000 Shares, after deducting the underwriting discount and other estimated offering expenses, are expected to be approximately $96.6 million.  The Company intends to use the net proceeds for general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties and possible repayment of indebtedness on a short-term basis.

 The shares of Series C Preferred Stock are being offered and sold pursuant to the Company’s prospectus supplement dated April 25, 2019 (the “Prospectus Supplement”) which supplements the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-219118), filed with the SEC on June 30, 2017, and declared effective on July 12, 2017 (the “Registration Statement”).  The shares of Series C Preferred Stock being offered and sold form a single series with, have the same terms as, and vote as a single class with, the 5,750,000 outstanding shares of Series C Preferred Stock issued in July 2017. The Series C Preferred Stock ranks on a parity with the Company’s 8.0% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series B Preferred Stock”), of which 3,801,200 shares are currently outstanding, and its 6.375% Series D Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock”), of which 2,000,000 shares are currently outstanding, with respect to dividend rights and rights upon liquidation, dissolution or winding up.  The Series C Preferred Stock is described in the Company’s Registration Statement and the Prospectus Supplement.

 The foregoing summary of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement attached hereto.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

Increase in Authorized Shares

On April 26, 2019, the Company filed with the Department of Assessments and Taxation of the State of Maryland (the “Maryland Department”) an amendment (the “Articles of Amendment”) to the Company’s Articles of Incorporation (the “Articles”) to increase the Company’s authorized shares of common stock, par value $0.10 per share (“Common Stock”).  As a result of this amendment, the Company’s total authorized shares were increased from 126,413,800 shares (classified as 111,363,800 shares of Common Stock, 4,000,000 shares of Series B Preferred Stock, 5,750,000 shares of Series C Preferred Stock, 2,300,000 shares of Series D Preferred Stock and 3,000,000 shares of excess stock, par value $0.10 per share (“Excess Stock”)) to 142,413,800 shares (classified as 127,363,800 shares of Common Stock, 4,000,000 shares of Series B Preferred Stock, 5,750,000 shares of Series C Preferred Stock, 2,300,000 shares of Series D Preferred Stock and 3,000,000 shares of Excess Stock).  The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Reclassification of 4,000,000 Shares of Common Stock as Shares of Series C Preferred Stock

On April 26, 2019, the Company filed with the Maryland Department Articles Supplementary (the “Articles Supplementary”) reclassifying and designating 4,000,000 shares of the Company’s Common Stock as shares of Series C Preferred Stock. The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

After giving effect to the filing of the Articles of Amendment and the Articles Supplementary on April 26, 2019, the authorized capital stock of the Company consists of 142,413,800 shares, classified as 123,363,800 shares of Common Stock, 4,000,000 shares of Series B Preferred Stock, 9,750,000 shares of Series C Preferred Stock, 2,300,000 shares of Series D Preferred Stock and 3,000,000 shares of excess stock, par value $0.10 per share (“Excess Stock”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles of Amendment and the Articles Supplementary is incorporated in this Item 5.03 in its entirety.

Item 7.01 FD Disclosure.

On April 25, 2019, the Company issued a press release concerning the pricing of the offering of the Series C Preferred Stock.  This press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1
Underwriting Agreement, dated April 24, 2019, by and between UMH Properties, Inc., BMO Capital Markets Corp. and J.P. Morgan Securities, LLC as representatives of the several underwriters listed on Schedule I thereto.

3.1 3.2	Articles of Amendment. Articles Supplementary.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

8.1	Tax Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated April 25, 2019.

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Vice President, Chief Financial Officer and Treasurer

Exhibit Index

1.1
Underwriting Agreement, dated April 24, 2019, by and between UMH Properties, Inc., BMO Capital Markets Corp. and J.P. Morgan Securities, LLC as representatives of the several underwriters listed on Schedule I thereto.

3.1 3.2	Articles of Amendment. Articles Supplementary.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

8.1	Tax Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1 and 8.1).

99.1	Press Release dated April 25, 2019.